Exhibit 10.2
July 21, 2016
Copart, Inc.
14185 Dallas Parkway
Dallas, TX 75254

Re:	Amendment No. 1 to Note Purchase Agreement
Ladies and Gentlemen:
Reference is made to that certain Note Purchase Agreement, dated as of December 3, 2014 (the “Note Agreement”), among Copart, Inc., a Delaware corporation (the “Company”), on the one hand, and the Purchasers named on Schedule B attached thereto, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
The Company has requested that the Required Holders make certain amendments to the Note Agreement as set forth below. Subject to the terms and conditions hereof, and effective upon the satisfaction of the conditions set forth herein, the Required Holders are willing to agree to the Company’s request as set forth below. Accordingly, and in accordance with the provisions of Section 17.1 of the Note Agreement, the parties hereto agree as follows:
SECTION 1.    Amendments. From and after the Effective Date (as defined in Section 3 below), the Note Agreement is amended as follows:
1.1.    Section 7.2(a) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(a)     at each time financial statements are delivered pursuant to Sections 7.1(a) or (b), (i) a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, vice president of finance treasurer or controller of the Company, (ii) a report containing management’s discussion and analysis of such financial statements and (iii) a calculation of the Available Amount; provided, however, that such calculation of the Available Amount shall only be required annually (with financial statements delivered pursuant to Section 7.1(a));
1.2.    Section 10.1(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

(i)    Additional Pari Passu Debt, provided that the total aggregate principal amount for all such Additional Pari Passu Debt when combined with the aggregate outstanding amount of any Incremental Loan Commitments (under and as defined in the Credit Agreement) shall not (as of any date of incurrence thereof) exceed $250,000,000 or, if greater, an amount equal to the amount of additional Indebtedness that would not cause the Consolidated Total Net Leverage Ratio as of the four consecutive fiscal quarter period most recently ended prior to the incurrence of such additional Indebtedness, calculated on a Pro Forma Basis after giving effect to the incurrence of such additional Indebtedness (assuming any Incremental Revolving Credit Commitment (as defined in the Credit Agreement is fully drawn but without netting the cash proceeds of such Indebtedness), to exceed 3.25 to 1.00;
1.3.    Section 10.1(o) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(o)    other unsecured Indebtedness of the Transaction Parties so long as (i) no Default or Event of Default shall exist or result therefrom and (ii) before and after giving effect thereto on a Pro Forma Basis the Consolidated Total Net Leverage Ratio of the Company and its Subsidiaries (without any deductions with respect to the cash proceeds of any such Indebtedness in calculating net Indebtedness) is less than 3.50 to 1.00.
1.4.    Section 10.2(y) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(y)    other Liens securing Indebtedness or other obligations permitted hereunder in an aggregate principal amount at any time outstanding not exceeding $15,000,000.
1.5.    Clauses (n) and (o) of Section 10.3 of the Note Agreement are hereby amended and restated in their entirety to read as follows:
(n)    Investments so long as the Consolidated Total Net Leverage Ratio both before and after giving effect to any such Investment on a Pro Forma Basis is less than 3.25 to 1.00; provided, that, (i) both before and after giving effect to any such Investment pursuant to this clause on a Pro Forma Basis (A) Minimum Liquidity shall be not less than $75,000,000 and (B) no Default or Event of Default shall have occurred and be continuing and (ii) this clause (n) shall not be used to consummate Acquisitions; and
(o)    Investments so long as the Consolidated Total Net Leverage Ratio both before and after giving effect to any such Investment on a Pro Forma Basis is less than 3.50 to 1.00, in an aggregate amount not to exceed the Available Amount; provided, that, (i) both before and after giving effect to any such Investment pursuant to this clause on a Pro Forma Basis (A) Minimum Liquidity shall be not less than $75,000,000 and (B) no Default or Event of Default shall have occurred and be continuing and (ii) this clause (o) shall not be used to consummate Acquisitions.

1.6.    Section 10.5(f) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(f)    Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash or Cash Equivalents, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (f) shall not exceed 15.0% of Consolidated Total Assets of the Company and its Subsidiaries (measured as of the end of the most recent fiscal quarter) during any Fiscal Year.
1.7.    Section 10.6(e) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(e)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may declare and make (and each Subsidiary of the Company may declare and make to enable the Company to do the same) Restricted Payments not otherwise permitted by this Section, (i) so long as the Consolidated Total Net Leverage Ratio both before and after giving effect to any such Restricted Payment on a Pro Forma Basis is less than 3.25 to 1.00, in an unlimited amount, (ii) if clause (i) is not available, so long as the Consolidated Total Net Leverage Ratio both before and after giving effect to any such Restricted Payment on a Pro Forma Basis is less than 3.50 to 1.00, in an aggregate amount not to exceed the Available Amount and (iii) if neither clause (i) or clause (ii) is available, in an aggregate amount not to exceed $50,000,000; provided, that, Minimum Liquidity shall be not less than $75,000,000 both before and after giving effect to any such Restricted Payment pursuant to this clause (e) on a Pro Forma Basis;
1.8.    Section 10.15(a) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(a)    Consolidated Total Net Leverage Ratio. As of the last day of any fiscal quarter, the Transaction Parties will not permit the Consolidated Total Net Leverage Ratio to be greater than 3.75 to 1.00.
1.9.    Section 11(i) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(i)    one or more final judgments or orders for the payment of money (net of any amounts paid or fully covered by independent third party insurance as to which the relevant insurance company does not dispute coverage) aggregating in excess of the Threshold Amount, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, satisfied in full, paid in full, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

1.10.    The definition of “Asset Disposition” contained in Schedule A to the Note Agreement is hereby amended by deleting the reference to “$5,000,000” contained therein and inserting “$10,000,000” in lieu thereof.
1.11.    Clause (c) of the definition of “Cash Equivalents” contained in Schedule A to the Note Agreement is hereby amended by deleting the reference to “six months” contained therein and inserting “two years” in lieu thereof.
1.12.    The definition of “Minimum Liquidity” contained in Schedule A to the Note Agreement is hereby amended by deleting the reference to “66 2/3%” contained therein and inserting “85%” in lieu thereof.
1.13.    Schedule A to the Note Agreement is amended by inserting or amending and restating, as applicable, the following definitions:
“Additional Pari Passu Debt” means any Indebtedness incurred by any Transaction Party so long as (a) such Indebtedness is secured equally and ratably by the Collateral and the holders of such Indebtedness or a collateral agent for such holders shall have become parties to the Intercreditor Agreement as “Additional Pari Passu Lenders” in accordance with the terms thereof, (b) the representations, covenants and events of default in respect of such Indebtedness shall be no more restrictive (taken as a whole) on the applicable Transaction Party than the representations, covenants and Events of Default contained in this Agreement (as determined by the Company in good faith), (c) the final maturity date of such Indebtedness shall be no earlier than July 21, 2021 and (d) such Indebtedness shall constitute Additional Pari Passu Debt (under and as defined in the Credit Agreement (as in effect of the Closing Date)).
“Available Amount” means, on any date of determination, an aggregate amount equal to the sum of (a) $200,000,000 plus (b) 50% of cumulative Consolidated Net Income for each fiscal quarter (beginning with the fiscal quarter ended July 31, 2016) plus (c) to the extent not already included in the calculation of Consolidated Net Income, the aggregate amount of all dividends, returns, interest, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents) received by the Company or any Subsidiary from any Investment to the extent such Investment was made pursuant to Section 10.3(o) during the period from and including the Business Day immediately following the First Amendment Effective Date through and including the date of any determination of the Available Amount minus (d) the amount of any Investments made pursuant to Section 10.3(o) and Restricted Payments made pursuant to Section 10.6(e)(ii).
“Bank Agent” means Bank of America, N.A. (as successor to Wells Fargo Bank, National Association), as agent for the lenders under the Credit Agreement, and its successors and assigns in that capacity
“Collateral Agent” means Bank of America, N.A. (as successor to Wells Fargo Bank, National Association), in its capacity as Collateral Agent under the Intercreditor Agreement and the Security Documents, or any successor Collateral Agent.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, including, without limitation, any franchise taxes or other taxes based on income, profits or capital and all other taxes that are included in the provision for income tax line item on the consolidated income statement of the Company and its Subsidiaries for such period, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges or expenses (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses (excluding extraordinary losses from discontinued operations), (v) unusual or nonrecurring losses in an aggregate amount for all add-backs pursuant to this clause (v) not to exceed an amount equal to 15% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the date of determination for which financial statements have been provided pursuant to this Agreement (determined after giving effect to any increase thereto pursuant to this clause (v)), (vi) cash acquisition related expenses, whether or not any acquisition is successful, and cash restructuring, integration and related charges or expenses (which for the avoidance of doubt, include retention, severance, systems establishment costs, contract termination costs, future lease commitments, and costs to consolidate facilities and relocate employees) in an aggregate amount or all add-backs pursuant to this clause (vi) not to exceed an amount equal to 10% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the date of determination for which financial statements have been provided pursuant to this Agreement and (vii) Transaction Costs, less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) any unusual, non-recurring or extraordinary gains and (ii) non-cash gains or non-cash items increasing Consolidated Net Income. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis.
“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Company and its Subsidiaries in accordance with GAAP, (a) cash interest expense (including, without limitation, cash interest expense attributable to Capital Lease Obligations and all net cash payment obligations pursuant to Hedge Agreements), premium payments, debt fees, charges and related expenses incurred in connection with the deferred purchase price of assets, for such period less (b) cash interest income.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Company and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Company or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Company or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or any of its Subsidiaries or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive) of any Subsidiary (other than any Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary and (d) any gain or loss from Asset Dispositions during such period.
“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date minus the sum of (i) 100% of the amount of unrestricted cash and Cash Equivalents on the balance sheet of the Company on such date with respect to the Company and its Domestic Subsidiaries and (ii) 85% of the amount of unrestricted cash and Cash Equivalents on the balance sheet of the Company on such date with respect to its Foreign Subsidiaries to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or immediately prior to such date.
“Credit Agreement” means the Credit Agreement dated as of December 3, 2014, by and among the Company, the financial institutions party thereto as lenders and the Bank Agent, as amended by the First Amendment dated as of March 15, 2016 and the Second Amendment dated as of July 21, 2016 and as further amended, restated, supplemented, modified, refinanced or replaced from time to time.
“First Amendment Effective Date” means July 21, 2016.
“Pari Passu Lien Indebtedness” means any Indebtedness that is incurred under clauses (i) or (j) of Section 10.1 and any refinancings, renewals, refundings or extensions thereof which are permitted by the terms of this Agreement.
“Permitted Acquisition” means any acquisition by the Company or any Subsidiary in the form of the acquisition of all or substantially all of the assets, business or a line of business, or at least a majority of the outstanding Equity Interests which have the ordinary voting power for the election of directors of the board of directors (or equivalent governing body) (whether through purchase, merger or otherwise), of any other Person (each, an “Acquisition”) if each such acquisition meets all of the following requirements:
(a)    such Acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;
(b)    the Person or business to be acquired shall be in a line of business permitted pursuant to Section 10.11;

(c)    if such transaction is a merger or consolidation involving the Company or a Subsidiary Guarantor, the Company or a Subsidiary Guarantor (or, in the case of a transaction not involving the Company, a Person that will become a Subsidiary Guarantor upon such merger or consolidation) shall be the surviving Person and no Change of Control shall have been effected thereby;
(d)    (i) the Company is in compliance on a Pro Forma Basis (as of the date of the Acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 10.15 and (ii) the Consolidated Total Net Leverage Ratio calculated on a Pro Forma Basis (as of the proposed closing date of the Acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith (but without deduction for cash proceeds of any such Indebtedness)) shall be no greater than 3.50 to 1.00;
(e)    the holders of Notes shall have received, for any such Acquisition with total consideration in excess of $50,000,000, (1) audited financial statements (or, if unavailable, management-prepared financial or pro forma financial statements) of the target for its two most recent fiscal years and for any fiscal quarters ended within the fiscal year to date and (2) an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such Acquisition for which financial statements are available demonstrating compliance with clause (d) above;
(f)    no Default or Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith; and
(g)    both before and after giving effect to the Acquisition on a Pro Forma Basis, Minimum Liquidity shall be at least $75,000,000.
“Threshold Amount” means $50,000,000.
1.14.    Schedule A to the Note Agreement is amended by deleting the following definitions in their entirety:
“Excess Cash Flow”
“Working Capital”
SECTION 2.    Representations and Warranties. The Company and each Subsidiary Guarantor represents and warrants that (a) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate or limited liability company action on behalf of the Company and each Subsidiary Guarantor and this letter has been executed and delivered by a duly authorized officer of the Company and each Subsidiary Guarantor, (b) each representation and warranty set forth in Section 5 of the Note Agreement and the other Transaction Documents to which it is a party, is true and correct as of the date of execution and delivery of this letter by the Company and each Subsidiary Guarantor with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) no Default or Event of Default exists or has occurred and is continuing on the date hereof, and (d) neither the Company nor any Subsidiary has paid or agreed to pay, and neither the Company nor any Subsidiary will pay or agree to pay, any fees or other consideration for or with respect to the amendment to the Credit Agreement described in Section 3.1(ii) hereof, other than upfront fees, arrangement fees and commitment fees relating to the revolving commitments thereunder and reimbursement of out-of-pocket fees and expenses of legal counsel.
SECTION 3.    Conditions Precedent. The amendments set forth in Section 1 of this letter shall become effective upon satisfaction of each of the following conditions (the “Effective Date”):
3.1.    Documents. Each holder of a Note shall have received original counterparts or, if satisfactory to such holders, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such holders, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:
(i)    counterparts of this letter executed by the Company, each Subsidiary Guarantor and the Required Holders;
(ii)    a copy of the executed amendment to the Credit Agreement providing for amendments under the Credit Agreement substantially the same as provided in this letter, and such amendment shall be in full force and effect; and
(iii)    a copy of the executed Appointment Agreement of Successor Collateral Agent, which shall be in form and substance satisfactory to the Required Holders and in full force and effect.
3.2.    Fees and Expenses. Without limiting the provisions of Section 15 of the Note Agreement, the Company shall have paid the reasonable and documented fees, charges and disbursements of Schiff Hardin LLP, special counsel to the holders of the Notes.
3.3.    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the holders of the Notes, and the holders of the Notes shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.
SECTION 4.    Reference to and Effect on Note Agreement; Ratification of Transaction Documents. Upon the effectiveness of the amendments in Section 1 of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as expressly amended hereby, the Note Agreement and the other Transaction Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of any holder of the Notes or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Transaction Document at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any other Transaction Document in the future, whether or not under similar circumstances. The Company and each Subsidiary Guarantor acknowledges that the holders of the Notes shall not be obligated to agree to any amendments of the Note Agreement other than as expressly provided herein, or to enter into any waivers or other amendments on any future occasion.
SECTION 5.    Reaffirmation. Each Subsidiary Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Subsidiary Guaranty and each other Transaction Document, after giving effect to such amendments. Each Subsidiary Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, each Subsidiary Guaranty and each other Transaction Document remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Subsidiary Guarantor agrees and confirms that each Subsidiary Guaranty continues to guaranty the Guarantied Obligations (as defined in the Subsidiary Guaranty) arising under or in connection with the Note Agreement, as amended by this letter agreement, or any of the Notes.
SECTION 6.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by any holder of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by any holder of Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 7.    Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS LETTER AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).
SECTION 8.    Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
[signature page follows]

Very truly yours,
THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Tim Laczkowski____________________
Vice President

THE GIBRALTAR LIFE INSURANCE CO.,
LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By: /s/ Tim Laczkowski_______________
Vice President

THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management (Japan),
Inc., as Investment Manager

By:    PGIM, Inc.,
as Sub-Adviser

By: _/s/ Tim Laczkowski_______________
Vice President

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

UNITED OF OMAHA LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski_______________
Vice President

FARMERS INSURANCE EXCHANGE

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski________________
Vice President

MID CENTURY INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski________________
Vice President

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

PRUDENTIAL ARIZONA REINSURANCE
TERM COMPANY

By:    PGIM, Inc.,
as investment manager

By: /s/ Tim Laczkowski_______________
Vice President

THE LINCOLN NATIONAL LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski________________
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski________________
Vice President

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

FARMERS NEW WORLD LIFE INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Tim Laczkowski_______________
Vice President

METROPOLITAN LIFE INSURANCE COMPANY

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its Investment Manager

GENERAL AMERICAN LIFE INSURANCE COMPANY

By:	Metropolitan Life Insurance Company, its Investment Manager

METLIFE INSURANCE COMPANY USA

By:	Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John Willis _______________
Name: John Willis
Title: Managing Director

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of its Separate Account 733

By:	MetLife Investment Management, LLC, Its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of its Separate Account 575

By:	MetLife Investment Management, LLC, Its Investment Manager

SYMETRA LIFE INSURANCE COMPANY

By:	White Mountains Advisors, LLC, as Investment Manager

By:	MetLife Investment Management, LLC, Its Sub-Investment Manager

UNION FIDELITY LIFE INSURANCE COMPANY

By:	MetLife Investment Management, LLC, Its Investment Adviser

By:	/s/ C. Scott Inglis__________________
Name: C. Scott Inglis
Title: Managing Director

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

The foregoing Agreement is
hereby accepted as of the
date first above written.
COPART, INC.

By: /s/ Jeff Liaw_____________________________
Name: Jeff Liaw
Title: Chief Financial Officer

COPART OF ARIZONA, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF ARKANSAS, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF CONNECTICUT, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF KANSAS, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF LOUISIANA, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

COPART OF MISSOURI, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF OKLAHOMA, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF TENNESSEE, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

COPART OF WASHINGTON, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

DALLAS COPART SALVAGE AUTO
  AUCTIONS LIMITED PARTNERSHIP

By:     Copart of Texas, Inc., its general partner

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)

HOUSTON COPART SALVAGE AUTO
AUCTIONS LIMITED PARTNERSHIP

By:    Copart of Houston, Inc., its general partner

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

VB2, INC.

By: /s/ William E. Franklin____________________
Name:    William E. Franklin
Title:     Chief Financial Officer

Amendment No. 1 to Note Purchase Agreement
(Copart, Inc.)